SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 7, 2007

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 7, 2007, Endurance Specialty Holdings Ltd. (the “Company”) announced that its U.S. based holding company had entered into an agreement to acquire the stock of ARMtech Insurance Services, Inc. and its affiliates (the “Agreement”).  The base purchase price to be paid by the Company is $120 million, plus additional amounts as determined in accordance with the terms of the Agreement.  The transaction is subject to regulatory approval and is scheduled to close no later than December 15, 2007.

A copy of the Agreement is attached to this Current Report as Exhibit 10.1 and a copy of the press release issued in connection with this transaction is attached to this Current Report as Exhibit 99.1.  Both exhibits are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)

Exhibits

The following exhibits are filed as part of this report:

Exhibit No.

Description

10.1

Stock Purchase Agreement, dated as of September 7, 2007, by and among ARMtech, Inc., ARMtech Holdings, Inc., ARMtech Insurance Services, Inc., American Agri-Business Insurance Company, the Selling Shareholders listed therein and Endurance U.S. Holdings Corp.

99.1

Press Release, dated September 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 7, 2007

By:

/s/ John V. Del Col

Name:

John V. Del Col

Title:

General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.

Description

10.1

Stock Purchase Agreement, dated as of September 7, 2007, by and among ARMtech, Inc., ARMtech Holdings, Inc., ARMtech Insurance Services, Inc., American Agri-Business Insurance Company, the Selling Shareholders listed therein and Endurance U.S. Holdings Corp.

99.1

Press Release, dated September 7, 2007